Exhibit 99.1

Quest Resource Holding Reports Third Quarter 2018 Financial Results

Year-Over-Year Adjusted EBITDA improved 32% for the quarter and 43% year to date

THE COLONY, TX – November 13, 2018 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a national leader in environmental reuse, recycling, and disposal services, today announced financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights

•	Revenue was $25.9 million compared with $31.9 million for the third quarter of 2017.
•	Gross profit was $4.5 million, an increase of 11%, compared with $4.0 million for the third quarter of 2017.
•	Gross margin was 17.2% of revenue, compared with 12.6% for the third quarter of 2017, an increase of 4.6 percentage points.
•

Operating expenses were $5.0 million, which was relatively flat compared with the third quarter of 2017.  Included in operating expenses for the third quarter of 2018 was a charge of $610,000 to reserve for certain accounts receivable related to a customer’s recent Chapter 11 bankruptcy filing.

•	Net loss was $681,000, a $399,000 improvement compared with the net loss for the third quarter of 2017.
•	Adjusted EBITDA was $675,000, a 32% increase, compared with $513,000 for the third quarter of 2017.
•	Net loss per share improved to $(0.04) compared with $(0.07) for the third quarter of 2017.

“Third quarter showed solid improvement in year-over-year financial performance, which continues to be driven by our business transformation,” said Ray Hatch, CEO of Quest Resource Holding Corporation. “I am very proud of the improvements our team has made to increase profitability.”

“With the transformation of our business substantially complete, we recently added new sales and marketing talent to reignite growth, which has resulted in a significant expansion of our pipeline,” said Hatch, “However, the outlook for the remainder of the fiscal year has softened, primarily reflecting delays in the start date for new opportunities and we are adjusting our outlook accordingly. We now expect Adjusted EBITDA will be approximately $2.0 million to $2.5 million for the year 2018, which would represent a substantial increase of 150% to 200% over last year and set a new record for annual operating performance.  While the return to revenue growth will be at a slower pace than we anticipated, we remain confident that we have the right team and strategies in place to achieve meaningful top-line growth next year, which will drive continued growth in profitability, reflecting the earnings leverage in our operating model.”

Third Quarter 2018 Earnings Conference Call and Webcast

Quest will conduct a conference call on Tuesday, November 13, 2018, at 4:00 p.m. Central Time, to review the financial results for the third quarter ended September 30, 2018. Investors interested in participating on the live call can dial 1-800-239-9838 within the United States, or 1-323-794-2551 from abroad.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at www.qrhc.com. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. (See attached table "Reconciliation of Net Loss to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest is a national provider of reuse, recycling, and disposal services that enable our customers to achieve their environmental and sustainability goals and responsibilities.  Quest provides businesses across multiple industry sectors with single source solutions for the reuse, recycling, and disposal of a wide variety of waste streams and recyclables generated by their operations.  Quest’s customers typically are multi-location businesses for which we create, implement, and manage customer-specific programs for the collection, processing, recycling, disposal, and tracking of waste streams and recyclables.  Quest also provides information and data that tracks and reports the environmental results of Quest’s services, provides actionable data to improve business operations, and enables Quest’s customers to achieve their environmental and sustainability goals and responsibilities. For more information, visit www.qrhc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include our belief that our team has made improvements to increase profitability; our belief that converting opportunities into revenue will take longer than anticipated; our expectation for Adjusted EBITDA for 2018; and our belief that while the return to revenue growth will be at a slower pace than anticipated, we remain confident that we have the right team and strategies in place to achieve meaningful top-line growth next year, which will drive continued growth in profitability, reflecting the earnings leverage in our operating model. These statements are based on our current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2017. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$25,920	$31,931	$78,545	$115,841
Cost of revenue	21,450	27,905	66,099	103,181
Gross profit	4,470	4,026	12,446	12,660
Selling, general, and administrative	4,638	3,977	12,269	13,539
Depreciation and amortization	407	1,003	2,373	3,000
Total operating expenses	5,045	4,980	14,642	16,539
Operating loss	(575)	(954)	(2,196)	(3,879)
Interest expense	(106)	(126)	(336)	(361)
Income tax expense	—	—	—	—
Net loss	$(681)	$(1,080)	$(2,532)	$(4,240)
Net loss applicable to common stockholders	$(681)	$(1,080)	$(2,532)	$(4,240)
Net loss per common share:
Basic and diluted	$(0.04)	$(0.07)	$(0.17)	$(0.28)

Weighted average number of common shares outstanding:
Basic and diluted	15,313	15,281	15,308	15,277

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net loss	$(681)	$(1,080)	$(2,532)	$(4,240)
Depreciation and amortization	452	1,046	2,509	3,126
Interest expense	106	126	336	361
Stock-based compensation expense	188	357	594	1,541
Other adjustments	610	64	662	308
Income tax expense	—	—	—	—
Adjusted EBITDA	$675	$513	$1,569	$1,096

BALANCE SHEETS

(In thousands, except per share amounts)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,048	$1,055
Accounts receivable, less allowance for doubtful accounts of $875 and $699 as of September 30, 2018 and December 31, 2017, respectively	17,153	16,264
Prepaid expenses and other current assets	1,445	1,508
Total current assets	19,646	18,827

Goodwill	58,209	58,337
Intangible assets, net	2,866	5,032
Property and equipment, net, and other assets	1,044	1,320
Total assets	$81,765	$83,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$16,507	$14,254
Deferred revenue and other current liabilities	94	329
Total current liabilities	16,601	14,583

Revolving credit facility, net	4,935	6,763
Other long-term liabilities	1	22
Total liabilities	21,537	21,368

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of September 30,2018 and December 31, 2017	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 15,313 and 15,302 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	15	15
Additional paid-in capital	159,480	158,868
Accumulated deficit	(99,267)	(96,735)
Total stockholders’ equity	60,228	62,148
Total liabilities and stockholders’ equity	$81,765	$83,516

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